UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

           On October 9, 2012, we entered into a Code Purchase and Perpetual License Agreement  (“License Agreement”) with FotoPunch, Inc., a Delaware corporation (“FotoPunch”) that owns and develops facial and voice recognition software for tracking employee time and labor management information for use with mobile and other devices.  Under the License Agreement, we purchased a copy of their code and acquired a worldwide, perpetual, right to use the code and software in the workforce management hardware, equipment and software solutions industry. We have the right to grant sublicenses to resellers and third parties. For a period of two years, FotoPunch has agreed to assist us in integrating and using the facial and voice recognition software with our solutions.

At the same time, we also entered into a Rights Agreement with FotoPunch under which FotoPunch granted us an option to acquire it or its business and a right of first refusal to match any third party offer.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1           Code Purchase and Perpetual License Agreement dated October 9, 2012.
10.2           Rights Agreement dated October 9, 2012.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                    ASURE SOFTWARE, INC.

Dated: October 15, 2012                                                                           By           /s/ Patrick Goepel
                                                                                                                     Patrick Goepel, Chief Executive Officer

EXHIBIT INDEX
Exhibit No.         Description
10.1                      Code Purchase and Perpetual License Agreement dated October 9, 2012.
10.2                      Rights Agreement dated October 9, 2012.